UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2007

ACTUANT CORPORATION

(Exact name of Registrant as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

13000 W. Silver Spring Drive

Butler, WI 53007

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (414) 352-4160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 1, 2007, Actuant Corporation (the “Company”) entered into a Fourth Amendment to the Amended and Restated Credit Agreement (the “Fourth Amendment”), among the Company, the financial institutions party thereto and JPMorgan Chase Bank, National Association (successor by merger to Bank One, NA (Illinois)), as the administrative agent for the lenders referred to therein (the “Agent”). The Fourth Amendment amends and modifies the Amended and Restated Credit Agreement dated as of December 27, 2004 among the Company, the Agent and the lenders party thereto, to permit the incurrence of indebtedness by the Company under the proposed offering of $250,000,000 of senior notes and to make certain related modifications.

Item 8.01 Other Events.

On June 1, 2007, Actuant Corporation issued a press release announcing its proposed offering of $250,000,000 of senior notes. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
99.1	Press release issued by Actuant Corporation on June 1, 2007 announcing its proposed offering of $250,000,000 of senior notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACTUANT CORPORATION
(Registrant)
Date: June 5, 2007	By:	/s/ Andrew G. Lampereur

Andrew G. Lampereur
Executive Vice President and
Chief Financial Officer

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